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                                   T R I A R C


                                             Triarc Companies, Inc.
                                             280 Park Avenue
                                             New York, NY 10017
                                             Tel   212 451 3000

                                                Dated as of April 28, 1999

Mr. John L. Barnes, Jr.
31 Old Redding Road
Weston, CT 06883

Dear Jack:

          Reference is made to your Employment Agreement dated as of April 29, 1996 (the "Agreement"). This letter confirms the following amendments to the Agreement.

1. All references to your title as "Senior Vice President" shall be deleted and shall be amended to read "Executive Vice President and Chief Financial Officer".

2. The term of your employment shall continue through July 28, 1999 and all references to "April 28, 1999" shall be deleted and amended to read "July 28, 1999". Similarly, references to a "three-year" term shall be deleted and instead be amended to read a "three-year and three-month" term.

          Except as amended by the foregoing, the Agreement shall remain in full force and effect.

          This letter shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          If you agree with the terms outlined above, sign a copy of this letter and return it to us.

                                                     Very truly yours,

                                                       /s/ Brian L. Schorr
                                                     -------------------------
                                                     Brian L. Schorr
                                                     Executive Vice President
                                                     and General Counsel

ACCEPTED TO AND AGREED
AS OF APRIL 28, 1999:

/s/ John L. Barnes, Jr.
-----------------------
John L. Barnes, Jr.

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